UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2019 (April 30, 2019)

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. City Avenue, Suite 809
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 660-5610

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Indenture for 6.500% Senior Secured Second-Lien Notes due 2027

On April 30, 2019, Entercom Media Corp. (formerly CBS Radio Inc.) (the “Issuer”), a wholly owned subsidiary of Entercom Communications Corp. (the “Company”), entered into an indenture, dated as of April 30, 2019 (the “Indenture”), among the Issuer, the guarantors named therein (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee and as notes collateral agent, governing the terms of the Issuer’s $325,000,000 aggregate principal amount of 6.500% Senior Secured Second-Lien Notes due 2027 (the “Notes”). The Notes were issued on April 30, 2019.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are secured on a second-priority basis by liens on substantially all of the assets of the Issuer and the Guarantors and will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second-priority basis by each of the Guarantors. The Guarantors consist of each of the Issuer’s direct and indirect subsidiaries that guarantees the Issuer’s Credit Agreement, dated as of October 17, 2016, among the Issuer, as borrower, the guarantors named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent, which governs the Issuer’s revolving credit facility (the “Revolver”) and senior secured term loan facility (the “Term Loan” and, together with the Revolver, the “Senior Credit Facilities”).

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes bear interest at a rate of 6.500% per year. Interest on the Notes is payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019. The Notes will mature on May 1, 2027, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuer may redeem some or all of the Notes at any time, or from time to time, on or after May 1, 2022, at the following prices:

Year	Notes percentage
2022	104.875%
2023	103.250%
2024	101.625%
2025 and thereafter	100.000%

together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to May 1, 2022, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes from the proceeds of certain equity offerings at a redemption price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, the Issuer may redeem some or all of the Notes at any time, or from time to time, prior to May 1, 2022, at a price equal to 100% of the principal amount of the Notes to be redeemed plus the applicable “make-whole” premium plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If the Issuer or its subsidiaries experience certain kinds of changes of control accompanied by a decline in the rating of the Notes, the Issuer may be required to make an offer to repurchase the Notes.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividends, distributions, investments and other restricted payments, sell certain assets, enter into sale and leaseback transactions, agree to certain restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the suspension of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Company used the net proceeds of the offering, cash on hand and availability under its Revolver to partially repay existing indebtedness under its Term Loan.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates are lenders and/or agents under the Senior Credit Facilities. Upon any application of the net proceeds from this offering to partially repay the Term Loan, each lender will receive its proportionate share of the amount being repaid. As a result, certain of the initial purchasers and/or their affiliates will receive a portion of the net proceeds of this offering.

Credit Agreement Amendment

Substantially concurrently with the issuance of the Notes and the use of proceeds of the Notes to repay, in part, a portion of the outstanding balance of the Term Loan, the Issuer entered into an amendment (the “Amendment”) to the Senior Credit Facilities to adjust the calculation of “Consolidated Secured Net Leverage Ratio” for purposes of the financial performance covenant by limiting the numerator of such ratio to “Consolidated Total Net Debt” of the Issuer (as borrower) and its restricted subsidiaries on the date of calculation that is secured by liens other than liens ranking junior to the lien on the collateral securing the obligations under the Senior Credit Facilities.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 30, 2019, by and among Entercom Media Corp., the guarantors named therein, and Deutsche Bank Trust Company Americas

4.2	Form of 6.500% Senior Secured Second-Lien Note due 2027 (included in Exhibit 4.1)

10.1	Amendment No. 3, dated as of April 30, 2019, to the Credit Agreement, dated as of October 17, 2016 (as amended), by and among Entercom Media Corp., each of the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

Dated: May 1, 2019